INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Form S-8 Registration Statement No. 33-48217 and Registration Statement No. 33-85724 of Ark Restaurants Corp. of our report dated December 6, 1996, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 28, 1996.

New York, New York
December 20, 1996